Exhibit 3.(ii)

BYLAWS

OF

EAGLE LIFE INSURANCE COMPANY

ARTICLE I

PRINCIPAL OFFICE

Section 1.1 The location of the principal office of the Corporation shall be as provided in the Articles of Incorporation. The Corporation may have such other offices either within or without the State of Iowa as the business of the Corporation may from time to time require.

ARTICLE II

REGISTERED OFFICE AND AGENT

Section 2.2 The initial registered agent and office of the Corporation are set forth in the Articles of Incorporation. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in May of each year at such place as the Board of Directors shall each year fix, or at such other place, time and date as the Board of Directors shall fix, which date shall be within the earlier of the first six months after the end of the Corporation’s fiscal year or fifteen (15) months after the shareholders’ last annual meeting.

Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these bylaws shall mean as required from time to time by the Iowa Business Corporation Act or the Articles of Incorporation of the Corporation), may be called by the Chairman of the Board, Chief Executive Officer or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the Board of Directors, or, at its direction, by the Chief Executive Officer.

Section 3.3 Notices and Reports to Shareholders.

(a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 3.5 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section 3.7 of these bylaws.

(b) In the event (i) of the issuance, or the authorization for issuance of shares for promissory notes or promises to render services in the future, or (ii) of any indemnification of or advancement of expenses to a director required by law to be reported to shareholders, the Corporation shall report the same to the shareholders with or before the notice of the next shareholders’ meeting, including, in the case of issuance of shares, the number of shares and the consideration received.

(c) In the event corporate action is taken without a meeting in accordance with Section 3.12 of these bylaws by less than unanimous written consent, prompt notice of the taking of such corporate action shall be given to those shareholders who have not consented in writing.

(d) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Corporation shall give all shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

Section 3.4 Waiver of Notice.

(a) Any shareholder may waive any notice required by law or these bylaws if in writing and signed by any shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(b) A shareholder’s attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.5 Record Date. The Board of Directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders’ meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

Section 3.6 Shareholders’ List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, or a shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

Section 3.7 Quorum.

(a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

(b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

Section 3.8 Organization.

(a) The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer or in their absence, the President, or in the President’s absence, such person as the Board of Directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall call meetings of the shareholders to order and shall act as presiding officer of such meetings.

(b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 3.9 Voting of Shares.

(a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors unless the Articles of Incorporation so provide.

(b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Corporation, on the record date fixed by law or pursuant to the provisions of Section 3.5 of these bylaws.

(c) Absent special circumstances, the shares of the Corporation held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation. The foregoing does not limit the power of the Corporation to vote any shares held by the Corporation in a fiduciary capacity.

(d) Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder’s name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

(e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

Section 3.10 Voting by Proxy or Representative.

(a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer, agent or inspector authorized to tabulate votes. An appointment of a proxy is valid for eleven months from the date of its execution, unless a longer period is expressly provided in the appointment form.

(b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

Section 3.11 Inspectors. The Board of Directors in advance of any meeting of shareholders may (but shall not be obligated to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as presiding officer of any such meeting may, and on the request of any shareholder or the shareholder’s proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as presiding officer. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. The maximum number of such inspectors appointed shall be three, and no inspector whether appointed by the Board of Directors or by the officer or person acting as presiding officer need be a shareholder.

Section 3.12 Action Without Meeting. Except as otherwise set forth in this Section 3.12, any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting or vote if one or more consents in writing setting forth the action taken shall be signed and dated by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. Written consents from a sufficient number of shareholders must be obtained within sixty (60) days from the date of the earliest dated consent for such consents to be effective to take corporate action. Provided, however, a director shall not be removed by written consents unless written consents are obtained from the holders of all the outstanding shares of the Corporation. If not otherwise fixed by law or in accordance with these bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent.

Section 3.13 Conduct of Business. The presiding officer of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Qualifications and General Powers. No director is required to be an officer or employee or a shareholder of the Corporation or a resident of the State of Iowa. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.2 Number of Directors; Tenure. The number of directors of the corporation shall be not less than five (5) nor more than fifteen (15), the exact number within such range to be determined from time to time by resolution of the Board of Directors. The Board of Directors shall not be authorized to change the range or to change to a fixed number of directors without the approval of the shareholders. Each director shall hold office until the next succeeding annual meeting and until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal.

Section 4.3 Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in accordance with Section 4.2. If at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

Section 4.4 Resignation. Any director of the Corporation may resign at any time by delivering written notice to the Chairman of the Board, the Board of Directors, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.5 Removal. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

Section 4.6 Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, removal or any other cause, including an increase in the number of directors, may be filled by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the remaining directors.

Section 4.7 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors and the board may fix the compensation of directors from time to time by resolution of the board.

Section 4.8 Place of Meetings, etc. The Board of Directors may hold its meetings at such place or places within or without the State of Iowa, as the board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9 Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

Section 4.10 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.

Section 4.11 Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, Chief Executive Officer, or one-third (1/3) of the directors at the time being in office.

(b) Notice of each such meeting shall be communicated to each director at least two (2) days before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

Section 4.12 Waiver of Notice. A director may waive any notice required by law or these bylaws if in writing and signed by a director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.13 Director’s Assent Presumed. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.14 Order of Business.

(a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.

(b) At all meetings of the board, the Chairman of the Board or in his or her absence, the Chief Executive Officer, or in their absence the President, or in the President’s absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present shall preside.

Section 4.15 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all the directors and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 4.16 Dividends. The Board of Directors may authorize and the Corporation may make distributions to its shareholders in cash or property out of unreserved surplus, but no distribution may be made if, after giving it effect, either of the following would result:

(a) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

(b) The Corporation’s total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of this distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

ARTICLE V

THE EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 5.1 The Board of Directors may establish and appoint members to an Executive Committee. The members of the Executive Committee shall serve at the will of the Board of Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except when the Board of Directors is in session, subject to the limitations set forth in Section 5.3 of these bylaws. The Executive Committee shall fix its own rules governing the conduct of its activities.

Section 5.2 Other Committees.

The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more other committees of the Board of Directors, each committee to consist of two (2) or more directors appointed by the Board of Directors. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chief Executive Officer or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

Section 5.3 Limitations

A committee of the board shall not: (a) authorize distributions by the Corporation; (b) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (c) fill vacancies on the Board of Directors of the Corporation or on any of its committees; (d) amend the Articles of Incorporation of the Corporation; (e) adopt, amend or repeal bylaws of the Corporation; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

ARTICLE VI

OFFICERS

Section 6.1 Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of Chairman of the Board, Chief Executive Officer, President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. The Board of Directors shall designate the order of seniority of the vice presidents and other officers junior to them at the time of their appointment. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

Section 6.2 Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.3 Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors. In general he or she shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.4. Powers and Duties of the Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. The Chief Executive Officer shall, in the absence of the Chairman of the Board or in the event of his or her death, inability or refusal to act, and when present, preside at all meetings of the shareholders. The Chief Executive Officer shall, in the absence of the Chairman of the Board or in the event of his or her death, inability or refusal to act, and when present, preside at all meetings of the Board of Directors. The Chief Executive Officer shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. The Chief Executive Officer shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the Chief Executive Officer may deem necessary or proper to be executed in the course of the Corporation’s regular business as authorized by the Board of Directors. The Chief Executive Officer may sign, together with the Secretary or Assistant Secretary, certificate for shares of the Corporation. The Chief Executive Officer may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation’s business. He or she shall perform all duties incident to the office of Chief Executive Officer as herein defined, and all such other duties as from time to time may be assigned by the Board of Directors.

Section 6.5. Powers and Duties of the President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or Assistant Secretary all certificates for the shares of the capital stock of the Corporation. The President shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

Section 6.6. Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of seniority designated at the time of their appointment, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the Chief Executive Officer or by the Board of Directors.

Section 6.7. Powers and Duties of the Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the Board of Directors may direct; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders’ meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or the Board of Directors.

Section 6.8. Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the Board of Directors, all moneys that may come into the Treasurer’s hands for the Corporation’s account; (c) prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.

Section 6.9. Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

ARTICLE VII

SHARES, THEIR ISSUANCE AND TRANSFER

Section 7.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

Section 7.2 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

Section 7.3 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the Chief Executive Officer, President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

Section 7.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

Section 7.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 7.8 of these bylaws.

Section 7.6 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 7.7 Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 7.8 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE VIII

AUTHORIZATIONS

Section 8.1 Policy Contracts. The Chief Executive Officer, the President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, and such additional officers as may be authorized by the Board of Directors shall have authority to execute all policies of insurance or contracts for annuities on behalf of the Corporation.

Section 8.2 Agency Contracts. The Chief Executive Officer, the President, any Vice President, the Secretary and such additional officers or any other employees as may be authorized by the Board of Directors or designated in writing by the Chief Executive Officer shall have authority to execute agency contacts and related agreements on behalf of the Corporation.

Section 8.3 Statutory Agents. The Chief Executive Officer, the President, any Vice President and the Secretary or an Assistant Secretary and such additional officers as may be authorized by the Board of Directors are authorized to appoint statutory agents of the Corporation and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Corporation, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.2 Fiscal Year. The fiscal year of the Corporation shall be from the first day of January through the last day of December.

Section 9.3 Books and Records. The books and records of the Corporation shall be kept (except that the shareholder list must also be kept at the places described in Section 3.6 of these bylaws) at the principal office of the Corporation.

Section 9.4 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the Chief Executive Officer, the President and any Vice President acting within the scope of his or her authority as provided in Section 6.6 of these bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

Section 9.5 Shareholders’ Right to Information.

(a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect an copy any of the following: (i) Articles or Restated Articles of Incorporation and all amendments currently in effect; (ii) bylaws or restated bylaws and all amendments currently in effect; (iii) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) Minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three (3) years; (v) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three (3) years; (vi) A list of the names and business addresses of the Corporation’s current directors and officers; and (vii) The Corporation’s most recent annual report delivered to the Iowa Secretary of State.

(b) If a shareholder makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the record requested is directly connected with the shareholder’s stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation, provided the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy any of the following: (i) Excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under Section 9.6(a) of these bylaws; (ii) Accounting records of the Corporation; and (iii) The record of shareholders of the Corporation.

(c) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

(d) Upon written request from a shareholder, the Corporation, at its expense, shall furnish to that shareholder the annual financial statements of the Corporation, including a balance sheet and income statement and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 10.1. Indemnity. The Corporation shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is empowered to indemnify and advance expenses to a director by Part E of Division VIII of the Iowa Business Corporation Act as the same exists or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Corporation to provide broader indemnification than said law empowered the Corporation to provide prior to such amendment or change), against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except as provided in Section 10.2 of these bylaws with respect to proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditional upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition. Such approval shall be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (b) by special legal counsel selected by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit, or proceeding, or, if the requisite quorum of the full board cannot be obtained therefore, by a majority vote of the full board, in which selection of counsel directors who are parties may participate. Approval or disapproval by the Corporation of any proposed settlement or other nonadjudicated disposition shall not subject the Corporation to any liability to or require indemnification or reimbursement of any party whom the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Article X shall include the right to payment or reimbursement by the Corporation of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon (a) delivery to the Corporation of a written undertaking, by or on behalf of the person claiming indemnification under this Article X to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article X or otherwise, or (b) delivery to the Corporation of a written affirmation of such person’s good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the Corporation pursuant to this Article X or otherwise, or (c) a determination that the facts then known to those making the determination would not preclude indemnification under this Article X.

Section 10.2. Payment. Any indemnification or advancement of expenses required under this Article X shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the person seeking indemnification or advancement of expenses as granted by this Article X may at any time within the applicable statute of limitations bring suit against the Corporation in any court of competent jurisdiction to establish such person’s right to indemnity or advancement of expenses. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any action brought against the Corporation to compel indemnification (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article X where the written affirmation of good faith or the undertaking to repay as required above has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 490.851 of the Iowa Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither (a) the failure of the Corporation (including its Board of Directors, special legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 490.851 of the Iowa Business Corporation Act, nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors, special legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct. In the event that the applicable standard of conduct has been met as to some claims, actions, suits or proceedings, but not as to others, a person who has a right of indemnification pursuant to this Article X shall be indemnified against all expenses (including attorney fees) actually and reasonably incurred by such person in connection with the claim, action, suit or proceeding as to which the applicable standard has been met. Nothing contained in this section shall limit the obligation, duty or ability of the Corporation to indemnify such person as provided elsewhere in this Article X.

Section 10.3. Contract. The provisions of this Article X shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article X and the relevant provisions of the Iowa Business Corporation Act are in effect, and any repeal or modification of any such law or of this Article X shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 10.4. Witnesses. The Corporation shall indemnify and advance expenses to any person who was or is a witness in or is threatened to be made a witness in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the same extent that such person would be entitled to indemnification and advancement of expenses under this Article X if such person were, or were threatened to be made, a party to such claim, action, suit or proceeding, against reasonable expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

Section 10.5. Nonexclusive. Except as limited by section 490.851 of the Iowa Business Corporation Act, the indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise; provided, however, that in no event shall any such provision or agreement provide indemnification to a person who was or is a director or officer of the Corporation (a) for a breach of a director’s or officer’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (c) for a transaction from which the person seeking indemnification derived an improper personal benefit or (d) for liability under section 490.833 of the Iowa Business Corporation Act.

Section 10.6. Applicability. This Article X shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a director or officer of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article X, and such rights of indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, administrators and legal or personal representatives of such a person. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation to the maximum extent permitted by any applicable portion of this Article that shall not have been invalidated.

Section 10.7. Initiation of Claims. Notwithstanding anything in this Article X to the contrary, except with respect to proceedings initiated to enforce rights of indemnification to which such person is entitled under this Article X or otherwise, the Corporation shall indemnify any such person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 10.8. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X, the Iowa Business Corporation Act or otherwise. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The Corporation’s obligation to make indemnification and pay expenses pursuant to this Article X shall be in excess of any insurance purchased and maintained by the Corporation and such insurance shall be primary. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Article X are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the Corporation’s obligation to such person to make indemnification and pay expenses pursuant to this Article X.

Section 10.9.  Conflict of Interest.  Unless involving fraud, or nondisclosure of conflict of interest, or unfairness to the Corporation in the transaction, such as may be required to be reported by Insurance Department regulations or action of the Board of Directors, no contract or transaction between this Corporation and any other association or Corporation shall be affected by the fact that any Director or Officer of this Corporation is interested in, or is a Director or Officer of such other association or Corporation, and any Director or officer of this Corporation individually may be a party to, or may be interested in any such contract or transaction of the Corporation, and no such contract or transaction of the Corporation with any person, firm, association or Corporation shall be affected by the fact that any Director or officer of the Corporation is a party to or interested in any such contract or transaction or in any way connected with any such person, firm, association or Corporation, and each and every person who may become a Director or officer of this corporation is hereby relieved from all liability which may otherwise exist by reason of contracting with the Corporation for the benefit of himself or any other person, firm, association or corporation in which he may be in any way interested.

ARTICLE XI

EMERGENCY BYLAWS

Section 11.1 National Emergency. In the event of a national emergency because of some catastrophic event which makes it impossible to conduct the business of the Corporation in accordance with the Articles of Incorporation or these bylaws, the provisions of this Article XI (hereinafter referred to as the Emergency Bylaws) shall become operative.

Section 11.2 Emergency Executive Committee.

(a) Upon the Emergency Bylaws becoming operative a meeting of the Executive Committee may be called by any director or officer of the Corporation. Three (3) members of the Executive Committee shall constitute a quorum for the transaction of business at all such meetings of the Executive Committee. For purposes of this Article X, in the event that an Executive Committee is not then in existence, the following shall automatically constitute members of the Executive Committee: Chairman of the Board, Chief Executive Officer and the director who has the longest tenure as a director of the Corporation.

(b) To the extent required to constitute a quorum at any such meeting of the Executive Committee, first the available directors who are not members of the Executive Committee in order of seniority as directors and then the available officers of the Corporation in order of seniority determined pursuant to Article VI of these bylaws shall be deemed members of the Executive Committee for such meeting. The Board of Directors may, before these Emergency Bylaws become operative, prepare a list of other officers of the Corporation or other persons who shall be deemed members of the Executive Committee at any meeting of the Executive Committee pursuant to these Emergency Bylaws in the event that there are no directors or officers determined pursuant to Article VI of these bylaws capable of serving as members of the Executive Committee. The list shall specify the order of priority in which such persons shall serve.

(c) Any vacancy on the Executive Committee pursuant to these Emergency Bylaws may be filled at any meeting of the Executive Committee by a majority of the members, though less than a quorum, or by the sole remaining member. Such members shall serve until the annual meeting of the Board of Directors following the end of the national emergency or until the successors are appointed and qualified.

Section 11.3 Alternative Places of Business. The Board of Directors, before these Emergency Bylaws become operative, may, effective when these Emergency Bylaws are operative, designate several alternate places of business.

Section 11.4 Duration. To the extent not inconsistent with this Section, the bylaws of the Corporation shall remain in effect during the national emergency and upon its termination these Emergency Bylaws shall cease to be operative.

ARTICLE XII

AMENDMENTS

Section 12.1 Amendments to Bylaws. These bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.